Exhibit 99.2
News Release

Contact:	Mark Pape
Chief Financial Officer
Affirmative Insurance Holdings, Inc.
(972) 728-6481
AFFIRMATIVE INSURANCE HOLDINGS ANNOUNCES EARNINGS RELEASE DATE AND CONFERENCE CALL FOR FIRST
QUARTER 2006 FINANCIAL RESULTS
ADDISON, Texas (May 5, 2006) — Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM ) announced today that it would release financial results for the quarter ended March 31, 2006 on Wednesday, May 10th, 2006, before the market opens.
We will conduct a conference call the same day, Wednesday, May 10th, at 11:00 a.m. Eastern time, 10:00 a.m. Central time. Following a brief presentation, participants will have the opportunity to ask questions. To participate in the call, dial 1-866-713-8567 and use pass code 67556596. The international dial-in number is 617-597-5326.
A real-time audio webcast of the conference call can be accessed by visiting our Web site at http://www.affirmativeholdings.com . Click on the “investor relations” link where an audio link is provided. Individuals accessing the audio webcast will be “listen only” and will not have the ability to take part in the Q&A session.
A replay of the call will be made available approximately one hour after the conclusion of the call. Interested individuals can access the webcast replay at http://www.affirmativeholdings.com by clicking on the webcast link. The webcast replay will be available for 30 days from the date of the call. A phone replay will be available through May 17, 2006 and may be accessed by dialing 1-888-286-8010 (international dial 1-617-801-6888), pass code 75643964.
ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc. is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. We currently offer products and services in 12 states, including Texas, Illinois, California and Florida.
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